Exhibit 10.1

Final Form

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of August [●], 2023, is entered into by and among Healthspan Buyer, LLC, a Delaware limited liability company (“Parent”), Healthspan Merger Sub, Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and the undersigned stockholder (the “Stockholder”) of Thorne HealthTech, Inc., a Delaware corporation (the “Company”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), set forth on the Stockholder’s signature page hereto (all such shares of Company Common Stock, together with any shares of Company Common Stock or other voting equity securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by the Stockholder prior to the valid termination of this Agreement, being referred to herein as “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Purchaser and Company are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for (i) Purchaser to commence the Offer and (ii) following the consummation of the Offer, the merger of Purchaser with and into the Company, with the Company being the surviving entity of the merger (the “Merger”), in each case upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Purchaser to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1.    Agreement to Tender.

(a)    Subject to the terms of this Agreement, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, the Stockholder agrees to validly and irrevocably tender or cause to be validly and irrevocably tendered in the Offer all of the Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (as defined below) except for Permitted Encumbrances (as defined below).

(b)    Without limiting the generality of the foregoing, subject to the terms of this Agreement, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, as promptly as practicable after, but in no event later than ten (10) Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any shares of Company Common Stock acquired by the Stockholder subsequent to such tenth (10th) Business Day and prior to the expiration of the Offer, within one (1) Business Day after the acquisition of such shares, and in any event prior to the expiration of the Offer), the Stockholder shall deliver pursuant to the terms of the Offer (i) in the case of Subject Shares that are represented by Certificates, a letter of transmittal with respect to all of the Stockholder’s Subject Shares complying with the terms of the Offer, together with the Certificate(s) representing all such Subject Shares, (ii) in the case of any Subject Shares that are Uncertificated Shares, an “agent’s message” or such other evidence of transfer of such Subject Shares in the Offer as the depositary for the Offer may reasonably request (or, if applicable in the case of Subject Shares beneficially owned through a broker, bank or other nominee, written instructions to the

Stockholder’s broker, dealer or other nominee that such Subject Shares be validly tendered, including a reference to this Agreement, and requesting delivery of an “agent’s message” or such other evidence, if any, of transfer as the depositary for the Offer may reasonably request) and (iii) all other documents or instruments required to be delivered by other Company stockholders pursuant to the terms of the Offer to validly tender shares pursuant to the Offer. The Stockholder agrees that, once any of the Subject Shares are tendered, the Stockholder will not withdraw such Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. In the event this Agreement has been validly terminated in accordance with Section 5.2, Purchaser shall, and Parent shall cause Purchaser to, promptly return to the Stockholder all Subject Shares the Stockholder tendered in the Offer. At all times commencing with the date hereof and continuing until the valid termination of this Agreement in accordance with its terms, the Stockholder shall not tender any of the Stockholder’s Subject Shares into any tender or exchange offer commenced by a Person other than Parent, Purchaser or any other Affiliate of Parent.

1.2.    Agreement to Vote. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, for so long as this Agreement has not been validly terminated in accordance with its terms, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case, to the fullest extent that the Subject Shares are entitled to vote or consent thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of the Subject Shares (i) against any action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement, or (B) result in any of the conditions set forth in Section 2.4 or Annex A of the Merger Agreement not being satisfied on or before the Termination Date; (ii) against any change in the Company Board that is not recommended or approved by the Company Board; and (iii) against any Acquisition Proposal or any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or prevent the consummation of the Offer or the Merger, including (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger), (B) any sale, exclusive license or transfer of a material amount of assets (including, for the avoidance of doubt, Intellectual Property) of the Company or its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or (C) any change in the capitalization of the Company or amendment to the Company’s Charter or Bylaws. Subject to the proxy granted under Section 1.3 below, the Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders. For the avoidance of doubt, the foregoing commitments in Sections 1.1 and 1.2 apply to any Subject Shares held by any trust, limited partnership or other entity directly or indirectly holding Subject Shares over which the Stockholder exercises direct or indirect voting control.

1.3.    Conditional Irrevocable Proxy. Solely with respect to the matters described in Section 1.2, for so long as this Agreement has not been validly terminated in accordance with its terms, and in order to secure the obligations of the Stockholder to vote the Subject Shares in accordance with the provisions of Section 1.2 hereof, the Stockholder hereby irrevocably appoints Parent as its attorney and proxy with full power of substitution and resubstitution, to the full extent of the Stockholder’s voting rights with respect to all Subject Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote, and to execute written consents with respect to, all of the Subject Shares solely on the matters described in Section 1.2 and in accordance therewith if, and only if, the Stockholder fails to comply with the provisions of Section 1.2. The Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement in accordance with its terms; provided, that Parent may terminate this proxy at any time in its sole discretion by written notice provided to the Stockholder. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 1.3.

1.4.    [Treatment of Warrants. The parties hereto acknowledge and agree that, at the Effective Time, any Company Warrants held by the Stockholder will automatically be cancelled and converted into and will become a right to receive the Company Warrant Consideration in accordance with Section 3.3 and Section 3.4(c)(ii) of the Merger Agreement without any further action required by the Stockholder.]1

1.5.    No Obligation to Exercise. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall obligate the Stockholder to exercise any option or any other right to acquire any shares of Company Common Stock.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

The Stockholder represents and warrants to Parent and Purchaser that:

2.1.    Authorization; Binding Agreement.

(a)    If the Stockholder is not an individual, the Stockholder is duly organized and validly existing in good standing (where such concept is recognized) under the laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within the Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of the Stockholder, and the Stockholder has full entity power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has all requisite legal capacity, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder.

(b)    This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations.

(c)    If the Stockholder is married or in a domestic partnership, and any of the Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by the Stockholder’s spouse or domestic partner, as applicable, and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Stockholder’s spouse or domestic partner, as applicable, enforceable against the Stockholder’s spouse or domestic partner in accordance with its terms, subject to the Enforceability Limitations.

2.2.    Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder (or if applicable, the Stockholder’s spouse or domestic partner) nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder (or if applicable, the Stockholder’s spouse or domestic partner) with any provisions herein will (a) if the Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder (or if applicable, the Stockholder’s spouse or domestic partner), except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States securities laws or the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which the Stockholder (or if applicable, the Stockholder’s spouse or domestic partner) is a party or by which the Stockholder

[1]	Note to Draft: Only to be included in support agreements signed by holders of warrants.

(or if applicable, the Stockholder’s spouse or domestic partner) or any of the Subject Shares may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien (other than Permitted Liens) on any of the Subject Shares (or if applicable, Subject Shares of the Stockholder’s spouse or domestic partner) (other than one created by Parent or Purchaser), or (e) violate any law applicable to the Stockholder (or if applicable, the Stockholder’s spouse or domestic partner) or by which any of the Subject Shares are bound, except, in each case of the foregoing clauses (a) through (e), as would not reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to timely perform its obligations hereunder.

2.3.    Ownership of Subject Shares; Total Shares. The Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1 hereof or accepted for payment pursuant to the Offer) will remain, the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the Subject Shares and has good and marketable title to all of the Subject Shares free and clear of any Liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance (a) that may be imposed pursuant to (i) this Agreement, (ii) any applicable restrictions on transfer under the Securities Act or any state securities law, (iii) any applicable community property interest under applicable law, (iv) the Company’s Charter or Bylaws and (v) the Fourth Amended and Restated Registration Rights Agreement, dated as of July 5, 2018 by and among the Company and the other parties thereto (collectively, “Permitted Encumbrances”), and (b) that would not reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder. The Subject Shares listed on the Stockholder’s signature page hereto constitute all of the issued and outstanding shares of Company Common Stock beneficially owned by the Stockholder as of the date hereof. Other than the Subject Shares, the Stockholder does not own (beneficially, of record or otherwise) any shares of Company Common Stock or any other interests in any voting securities of the Company and has no interest in or voting rights with respect to any voting securities of the Company (other than any shares of Company Common Stock issuable on exercise or settlement of any Company Options, Company RSUs or Company Warrants held by the Stockholder as of the date hereof and deemed to be beneficially owned by the Stockholder as of the date hereof).

2.4.    Voting and Disposition Power. The Stockholder has full voting power with respect to all of the Subject Shares (to the extent the Subject Shares have voting rights), and full power of disposition with respect to the Subject Shares, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Encumbrance with respect to the voting of the Subject Shares that could reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to timely perform its obligations hereunder, except as provided hereunder.

2.5.    Reliance. The Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.6.    Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s Subject Shares before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent or materially delay or impair the Stockholder’s ability to timely perform its obligations hereunder.

2.7.    Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Parent, Purchaser or the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser jointly and severally represent and warrant to the Stockholder that:

3.1.    Organization and Qualification. Each of Parent and Purchaser is a duly organized and validly existing limited liability company or corporation, as applicable, in good standing under the laws of the State of Delaware. All of the issued and outstanding capital stock of Purchaser is owned directly or indirectly by Parent.

3.2.    Authority for This Agreement. Each of Parent and Purchaser has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser have been duly and validly authorized by all necessary entity action on the part of each of Parent and Purchaser, and no other entity proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, subject to the Enforceability Limitations.

3.3.    No Conflicts or Consents. The execution and delivery of this Agreement by Parent and Purchaser does not, and the consummation of the transactions contemplated hereby and compliance by Parent and Purchaser with any provisions herein will not, (a) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Parent or Purchaser, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of Parent or Purchaser, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States securities laws or the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which Parent or Purchaser is a party, or (d) violate any law applicable to Parent or Purchaser, except, in each case of the foregoing clauses (a) through (d), as would not reasonably be expected to prevent or materially delay or impair the consummation by Parent or Purchaser of the transactions contemplated by this Agreement or otherwise materially impair Parent’s or Purchaser’s ability to timely perform its respective obligations hereunder.

ARTICLE IV

ADDITIONAL COVENANTS

4.1.    No Transfer; No Inconsistent Arrangements.

(a)    Except as provided hereunder (which, for clarity, includes the tendering of the Subject Shares into the Offer in accordance with the terms of this Agreement and the Merger Agreement), from and after the date hereof and until this Agreement shall have been validly terminated in accordance with Section 5.2, the Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any of the Subject Shares, (ii) transfer, sell, assign, gift, hedge, distribute, pledge or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any such Subject Shares into any tender or exchange offer other than the Offer) or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any Contract with respect to any Transfer of the Stockholder’s Subject Shares or any legal or beneficial interest therein, (iv) grant or permit the grant of any proxy (other than this Agreement), power-of-attorney or other authorization or consent in or with respect to any of the Subject Shares, (v) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement (other than this Agreement) with respect to any of the Subject Shares or (vi) take any action that would have the effect of preventing or materially impairing or delaying such Stockholder from performing any of its obligations under this Agreement or otherwise making any representation or warranty of such Stockholder herein untrue or incorrect. The Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. Notwithstanding anything herein to the contrary, the Stockholder may (A) if the Stockholder is a partnership, limited liability company, corporation or other entity, Transfer any Subject Shares to an Affiliate, (B) if the Stockholder is an individual, (I) Transfer any Subject Shares to a trust or similar vehicle solely for the benefit of the Stockholder or any member or members of the Stockholder’s immediate family or solely for the purpose of estate-planning, or (II) Transfer any Subject Shares by will or under the applicable laws of descent and distribution, and (C) Transfer any Subject Shares (I) by operation of law, or (II) for charitable purposes or as charitable gifts or donations, but in the case of each of the foregoing clauses (A), (B) and (C), only if all of the representations and warranties in this Agreement with respect to the Stockholder would be true and correct at the time of (and immediately prior to giving effect to) such Transfer and such transferee has executed and delivered to Parent and Purchaser a counterpart to this Agreement pursuant to which such transferee agrees in writing to be bound by the terms and conditions of this Agreement and acknowledges and agrees that such transferee shall constitute the Stockholder for all purposes of this Agreement (any such Transfer, a “Permitted Transfer”). If any involuntary Transfer of any of the Subject Shares in the Company shall occur (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with its terms. Any Transfer of the Subject Shares made in violation of this Section 4.1 shall be null and void ab initio.

(b)    Unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, the Stockholder agrees that it shall not, and shall cause each of its controlled affiliates not to, become a member of a “group” with respect to any Subject Shares (as defined under Section 13(d) of the Exchange Act) for the purpose of opposing or competing with or taking any actions in opposition or competition with the transactions contemplated by the Merger Agreement.

(c)    Notwithstanding Section 4.1(a), the Stockholder may make Transfers of the Subject Shares as Parent may agree in writing in Parent’s sole discretion.

(d)    Notwithstanding anything to the contrary herein, Subject Shares surrendered or forfeited to the Company in respect of payment of the exercise price upon exercise of Company Options or for the withholding taxes due upon such exercise or upon settlement of any Company RSUs shall not be Subject Shares subject to this Agreement, and this Agreement does not impose any restriction on any such Transfer.

4.2.    Waiver of Appraisal Rights. The Stockholder forever and irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights pursuant to Section 262 of the DGCL or any other applicable law in respect of the Subject Shares that may arise in connection with the Transactions, including the Offer and the Merger.

4.3.    Documentation and Information. The Stockholder shall not, and shall cause its Affiliates not to, make any public announcement or other communication to a third party (other than (a) Parent, Purchaser, the Company or their respective Representatives, (b) the Stockholder’s Affiliates and its and their respective Representatives or (c) any potential or actual transferee and such Person’s Representatives in connection with a Permitted Transfer solely for the purpose of facilitating such Permitted Transfer) regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) except as may be required by applicable law (provided that, other than in the case of a filing pursuant to Section 13 of the Exchange Act or as required by the rules or regulations of any U.S. or foreign stock exchange, reasonable notice of any such disclosure required by applicable law will be provided to Parent, and the Stockholder will consider in good faith the reasonable comments of Parent with respect to such disclosure and, to the extent applicable and permissible under applicable law, otherwise reasonably cooperate with Parent in obtaining confidential treatment with respect to such disclosure). The Stockholder consents to and hereby authorizes the Company, Parent, Purchaser and/or their Affiliates to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent, Purchaser and/or their Affiliates reasonably determines to be necessary in connection with the Offer, the Merger and any other Transactions, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable law, and the Stockholder acknowledges that the Company, Parent, Purchaser and/or their respective Affiliates may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. The Stockholder agrees to promptly provide the Company or Parent with any information regarding the Stockholder that the Company or Parent may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify the Company and Parent of any required corrections with respect to any such written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder becomes aware that any such information shall have become false or misleading in any material respect; provided, that Parent shall provide the Stockholder with reasonable advance notice and an opportunity to review any such publication referencing the Stockholder or incorporating information provided by the Stockholder, and Parent, together with the Company, will consider in good faith any reasonable comments made by the Stockholder with respect to the incorporation of such information into the publication.

4.4.    Adjustments. In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.5.    Waiver of Certain Actions. The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, the Company, any of their respective Affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Offer or the closing of the Merger) or (b) alleging a breach of any duty of the Company Board (or any committee thereof) in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

4.6.    Further Assurances. Parent, Purchaser and the Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to perform their respective obligations under this Agreement.

4.7.    [Restrictive Covenants. The Stockholder covenants and agrees as that he shall not directly or indirectly (on his own behalf or on behalf of any other Person, in any capacity), (a) for a period of four (4) years following the Closing Date, except in his provision of services for the Company or any of its Subsidiaries, (i) own, acquire or control any voting or equity interest in, manage, operate, control, or participate in the ownership, management, operation or control of, be employed by, permit his name to be used in connection with, or otherwise provide competing services to, or otherwise engage in, any Business throughout the Restricted Territory, (ii) call upon, solicit, advertise or otherwise do, or attempt to do, business with any Persons whom he knows to be clients, suppliers, distributors or customers of the Company or any of its Subsidiaries or any other material business relation of the Company or any of its Subsidiaries, or (iii) interfere or attempt to interfere with the business of the Company or any of its Subsidiaries or intentionally persuade or attempt to persuade any customer, prospective customer, independent contractor or supplier of the Company or any of its Subsidiaries to discontinue or alter such person’s relationship with the Company or any of its Subsidiaries and (b) for a period of two (2) years following the Closing Date, (i) solicit, recruit, induce or encourage any Person whom he knows to be an employee of the Company or any of its Subsidiaries (each, a “Restricted Person”) to leave the employ of or cease providing services to the Company or any of its Subsidiaries, (ii) hire, employ or otherwise engage any Restricted Person, (iii) take any of the foregoing actions with respect to an individual that was a Restricted Person during the six (6) months preceding such action or (iv) take any other action that is intended to induce or encourage, or has the direct and intended effect of inducing or encouraging any Restricted Person to terminate his or her employment with the Company or any of its Subsidiaries; provided, that the foregoing shall not prohibit any Person from making general employment solicitations such as through advertisements in publicly available media, including advertisements and searches conducted by a headhunter agency or other employee recruiting or search firm, so long as (x) such advertisements are not specifically targeted at any Restricted Person or employees of the Company or any of its Subsidiaries and (y) such Restricted Person is not actually hired. Notwithstanding the foregoing, the Stockholder and his Affiliates shall be entitled to (I) own not more than five percent (5%) of the issued and outstanding equity securities of any class of any securities of any company so long as neither the Shareholder nor any of his Affiliates have any active participation in the business of such company, (II) own a passive equity interest of not more than five percent (5%) in a private debt or equity investment fund that engages in the Business, provided he does not have the ability to, and does not, control or exercise any investment or managerial influence over such fund, (III) be employed by any government agency, college, university or other non-profit research organization or perform speaking engagements and receive honoraria in connection with such speaking engagements, (IV) engage in any academic research (without any commercial element thereto), teaching or related academic and non-commercial activity that covers any business or technologies substantially similar to the Business so long as such activity remains non-commercial and not related to any commercial activity, (V) engage in any activity consented to in advance in writing by Purchaser or (VI) be employed or engaged by the Company. For the purpose hereof, (A) “Restricted Territory” means any state, province, territory or country in which the Company or any of its Subsidiaries currently operates or where the products of the Company or any of its Subsidiaries are sold, and (B) “Business” means any business that competes with any service or product offering that, as of the Closing Date, the Company or any of its Subsidiaries engages in or is, as of the Closing Date, actively contemplating engaging in.]2

ARTICLE V

MISCELLANEOUS

5.1.    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) upon delivery after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) immediately upon delivery by hand or by email transmission (in the case of email transmission, subject to confirmation of receipt, excluding “out of office,” delivery failure or similar automated replies), in each case to the intended recipient as set forth below:

If to Parent or Purchaser, to:

Healthspan Buyer, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn: Marc Magliacano; Rajan Shah; Elizabeth Freechack

Email: [REDACTED]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Joshua Kogan, P.C.; Marshall P. Shaffer, P.C.; Daniel Yip

Email: joshua.kogan@kirkland.com; marshall.shaffer@kirkland.com;

daniel.yip@kirkland.com

[2]	Note to Draft: Only to be included for Paul F. Jacobson.

If to the Stockholder, to the address or email address set forth on the Stockholder’s signature page hereto.

From time to time, any party may provide notice to the other parties of a change in its address, email address or any of the other details specified in or pursuant to this Section 5.1 through a notice given in accordance with this Section 5.1, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 5.1.

5.2.    Termination. This Agreement shall terminate automatically with respect to the Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the entry without the prior written consent of the Stockholder into any amendment, waiver or modification to the Merger Agreement or the terms of, or conditions to, the Offer, that results in (i) a change to the form of consideration to be paid in the Offer (provided, that, if Parent or Purchaser increases the consideration in the Offer, then the incremental amount by which the consideration is increased may be in the form of cash or stock or both at Parent or Purchaser’s election without triggering the termination of this Agreement), (ii) a decrease to the per share consideration in the Offer or the number of shares of Company Common Stock sought in the Offer (other than a decrease pursuant to Section 1.1(c) of the Merger Agreement), (iii) an extension of the Offer, other than in any manner required or permitted by the provisions of the Merger Agreement, (iv) the imposition of conditions to the Offer or the Merger other than those set forth in Annex A of the Merger Agreement and Section 2.4 of the Merger Agreement, or (v) an amendment or modification to any other term of or condition to the Offer (including any of the conditions set forth in Annex A of the Merger Agreement) or the Merger (including any of the conditions set forth in Section 2.4 of the Merger Agreement) that is adverse to the Stockholder, individually, or the holders of Company Common Stock, generally, or (d) the mutual written consent of Parent and the Stockholder. Upon termination of this Agreement with respect to any party, such party shall not have any further obligations or liabilities under this Agreement; provided, however, that (A) nothing set forth in this Section 5.2 shall relieve the Stockholder from liability for any fraud or any Willful Breach of this Agreement prior to termination hereof and (B) the provisions of this Article V shall survive any termination of this Agreement. For purposes of this Agreement, “Willful Breach” means a material breach or failure to perform that is the consequence of an act or omission of such party with the knowledge that such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement.

5.3.    Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each of (a) Parent and Purchaser and (b) the Stockholder with respect to which such amendment is to be effective, or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4.    Expenses. All fees and expenses incurred by the parties hereto in connection herewith and the transactions contemplated hereby shall borne solely and entirely by the party which has incurred the same, whether or not the Offer or the Merger is consummated.

5.5.    Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without (a) in the case of an assignment by Parent or Purchaser, the prior written consent of the Stockholder and (b) in the case of an assignment by the Stockholder, the prior written consent of Parent, and any assignment without such prior written consent shall be null and void; provided, that, each of Parent or Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to one or more of its direct or indirect wholly-owned Subsidiaries without the consent of the Stockholder, but no such assignment shall relieve such assigning party of any of its obligations under this Agreement. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (including the right to rely upon the representations and warranties set forth herein); provided, that the Company may rely upon this Agreement and enforce the provisions hereof as an intended and express third-party beneficiary.

5.6.    Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement, including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

5.7.    Consent to Jurisdiction. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any Relevant Matter (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties agrees not to commence any legal proceedings with respect to a Relevant Matter except in such Court of Chancery (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware). By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by law. The parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

5.8.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER.

5.9.    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.10.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.11.    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.12.    Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that Parent or Purchaser, on the one hand, and the Stockholder, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement against the other party or parties exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any such injunction shall be in addition to any other remedy to which any party is entitled, at law or in equity. In connection with any action for specific performance, each party hereby irrevocably waives any requirement for proof of actual damages or the securing or posting of any bond in connection with the remedies referred to in this Section 5.12. Any and all remedies herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by applicable law or equity, and the exercise of any one remedy will not preclude the exercise of any other remedy.

5.13.    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.14.    Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all Persons and vice versa. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

5.15.    Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in the Stockholder’s capacity as a director, officer or employee of the Company or any Company Subsidiary or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, (a) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking (or refraining to take) any action in his or her capacity as such director, officer, trustee or fiduciary, and no action taken (or not taken) in any such capacity as an officer or director of the Company or as a trustee or fiduciary of any employee benefit plan or trust shall be deemed to constitute a breach of this Agreement and (b) nothing herein shall in any way restrict a director or officer of the Company from exercising his or her rights under, or constitute a waiver of any right of a director or officer of the Company to make any claim as set forth in or contemplated by, Section 7.7 of the Merger Agreement, including as a third party beneficiary of such Section 7.7 in accordance with the Merger Agreement.

5.16.    No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is validly executed and delivered by all parties thereto and (ii) as to the Stockholder, this Agreement is executed by Parent, Purchaser and the Stockholder.

5.17.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to the Stockholder. Nothing in this Agreement will be interpreted as creating or forming a “group” with any other Person, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

[Signature Pages Follow.]

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth on the cover page of this Agreement.

HEALTHSPAN BUYER, LLC

By:
Name:
Title:

HEALTHSPAN MERGER SUB, INC.

By:
Name:
Title:

[Signature page to Tender and Support Agreement]

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth on the cover page of this Agreement.

STOCKHOLDER (INDIVIDUAL)

By:
Name:

Address:

E-mail:

Company Common Stock:

[Signature page to Tender and Support Agreement]

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth on the cover page of this Agreement.

STOCKHOLDER (ENTITY)

[STOCKHOLDER]

By:
Name:
Title:

Address:

E-mail:

Company Common Stock:

[Signature page to Tender and Support Agreement]